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                                   INDENTURE

                             Dated as of [ ], 1998

                                     Among

                             ALLIED DIGITAL, INC.,

                          THE GUARANTORS named herein

                                      and

                  IBJ SCHRODER BANK & TRUST COMPANY, Trustee

                                 -------------


                              up to $200,000,000
                    [ ]% Senior Subordinated Notes due 2008

==============================================================================

                             CROSS-REFERENCE TABLE

                                                                          Indenture
Trust Indenture Act Section                                               Section
---------------------------                                               -------

ss.310(a)(1)............................................................  7.10
      (a)(2)............................................................  7.10
      (a)(3)............................................................  N.A.
      (a)(4)............................................................  N.A.
      (a)(5)............................................................  7.10
      (b)...............................................................  7.08; 7.10; 13.02
      (c)...............................................................  N.A.
ss.311(a)...............................................................  7.11
      (b)...............................................................  7.11
      (c)...............................................................  N.A.
ss.312(a)...............................................................  2.05
      (b)............................................................... 13.03
      (c)............................................................... 13.03
ss.313(a)...............................................................  7.06
      (b)(1)............................................................  N.A.
      (b)(2)............................................................  7.06
      (c)...............................................................  7.06; 13.02
      (d)...............................................................  7.06
ss.314(a)...............................................................  4.11; 4.12; 13.02
      (b)...............................................................  N.A.
      (c)(1)............................................................ 13.04
      (c)(2)............................................................ 13.04
      (c)(3)............................................................  N.A.
      (d)...............................................................  N.A.
      (e)............................................................... 13.05
      (f)...............................................................  N.A.
ss.315(a)...............................................................  7.01(b)
      (b)...............................................................  7.05; 13.02
      (c)...............................................................  7.01(a)
      (d)...............................................................  7.01(c)
      (e)...............................................................  6.11
ss.316(a)(last sentence)................................................  2.09
      (a)(1)(A).........................................................  6.05
      (a)(1)(B).........................................................  6.04
      (a)(2)............................................................  N.A.
      (b)...............................................................  6.07
      (c)............................................................... 10.04
ss.317(a)(1)............................................................  6.08
      (a)(2)............................................................  6.09
      (b)...............................................................  2.04
ss.318(a)............................................................... 13.01

--------------------------
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                         TABLE OF CONTENTS
                                         -----------------

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                                            ARTICLE ONE

                            DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions..........................................................1
SECTION 1.02.     Other Definitions...................................................13
SECTION 1.03.     Incorporation by Reference of Trust Indenture Act...................13
SECTION 1.04.     Rules of Construction...............................................14

                                            ARTICLE TWO

                                             THE NOTES

SECTION 2.01.     Form and Dating.....................................................14
SECTION 2.02.     Execution and Authentication........................................15
SECTION 2.03.     Registrar and Paying Agent..........................................16
SECTION 2.04.     Paying Agent To Hold Money in Trust.................................16
SECTION 2.05.     Noteholder Lists....................................................16
SECTION 2.06.     Transfer and Exchange...............................................17
SECTION 2.07.     Replacement Notes...................................................19
SECTION 2.08.     Outstanding Notes...................................................19
SECTION 2.09.     Treasury Notes......................................................19
SECTION 2.10.     Temporary Notes.....................................................19
SECTION 2.11.     Cancellation........................................................20
SECTION 2.12.     Defaulted Interest..................................................20
SECTION 2.13.     CUSIP or CINS Number................................................20
SECTION 2.14.     Payments of Interest................................................20

                                           ARTICLE THREE

                                            REDEMPTION

SECTION 3.01.     Notices to Trustee..................................................21
SECTION 3.02.     Selection of Notes To Be Redeemed...................................21
SECTION 3.03.     Notice of Redemption................................................21
SECTION 3.04.     Effect of Notice of Redemption......................................22
SECTION 3.05.     Deposit of Redemption Price.........................................22
SECTION 3.06.     Notes Redeemed in Part..............................................22

                                           ARTICLE FOUR

                                             COVENANTS

SECTION 4.01.     Payment of Notes....................................................22
SECTION 4.02.     Maintenance of Office or Agency.....................................23
SECTION 4.03.     Limitation on Transactions with Affiliates and Related Persons......23
SECTION 4.04.     Limitation on Indebtedness..........................................24

                                     -i-

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
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
SECTION 4.05.     Limitation on Certain Asset Dispositions............................26
SECTION 4.06.     Limitation on Restricted Payments...................................27
SECTION 4.07.     Corporate Existence.................................................29
SECTION 4.08.     Payment of Taxes and Other Claims...................................29
SECTION 4.09.     Notice of Defaults..................................................29
SECTION 4.10.     Maintenance of Properties...........................................29
SECTION 4.11.     Compliance Certificate..............................................30
SECTION 4.12.     Provision of Financial Information..................................30
SECTION 4.13.     Waiver of Stay, Extension or Usury Laws.............................30
SECTION 4.14.     Change of Control...................................................30
SECTION 4.15.     Limitation on Senior Subordinated Indebtedness......................31
SECTION 4.16.     Limitations Concerning Distributions and
                     Transfers by Restricted Subsidiaries.............................31
SECTION 4.17.     Limitation on Issuance and Sale of Capital Stock of Restricted
                     Subsidiaries.....................................................32
SECTION 4.18.     Limitation on Liens.................................................32
SECTION 4.19.     Additional Guarantors...............................................33

                                           ARTICLE FIVE

                                  MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.     Restriction on Mergers, Consolidations and Certain Sales
                     of Assets........................................................34
SECTION 5.02.     Successor Corporation Substituted...................................34

                                            ARTICLE SIX

                                       DEFAULT AND REMEDIES

SECTION 6.01.     Events of Default...................................................35
SECTION 6.02.     Acceleration........................................................36
SECTION 6.03.     Other Remedies......................................................36
SECTION 6.04.     Waiver of Past Default..............................................37
SECTION 6.05.     Control by Majority.................................................37
SECTION 6.06.     Limitation on Suits.................................................37
SECTION 6.07.     Rights of Holders to Receive Payment................................38
SECTION 6.08.     Collection Suit by Trustee..........................................38
SECTION 6.09.     Trustee May File Proofs of Claim....................................38
SECTION 6.10.     Priorities..........................................................39
SECTION 6.11.     Undertaking for Costs...............................................39
SECTION 6.12.     No Personal Liability of Directors, Officers,
                     Employees, Incorporator and Stockholders.........................39

                                           ARTICLE SEVEN

                                              TRUSTEE

SECTION 7.01.     Duties of Trustee...................................................39
SECTION 7.02.     Rights of Trustee...................................................40
SECTION 7.03.     Individual Rights of Trustee........................................41


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
SECTION 7.04.     Trustee's Disclaimer................................................41
SECTION 7.05.     Notice of Defaults..................................................41
SECTION 7.06.     Reports by Trustee to Holders.......................................42
SECTION 7.07.     Compensation and Indemnity..........................................42
SECTION 7.08.     Replacement of Trustee..............................................43
SECTION 7.09.     Successor Trustee by Merger, etc....................................44
SECTION 7.10.     Eligibility; Disqualification.......................................44
SECTION 7.11.     Preferential Collection of Claims Against Issuer....................44

                                           ARTICLE EIGHT

                                      SUBORDINATION OF NOTES

SECTION 8.01.     Notes Subordinated to Senior Debt...................................44
SECTION 8.02.     No Payment on Notes in Certain Circumstances........................44
SECTION 8.03.     Payment Over of Proceeds upon Dissolution, etc......................45
SECTION 8.04.     Subrogation.........................................................46
SECTION 8.05.     Obligations of Issuer Unconditional.................................46
SECTION 8.06.     Notice to Trustee...................................................47
SECTION 8.07.     Reliance on Judicial Order or Certificate of Liquidating
                     Agent............................................................47
SECTION 8.08.     Trustee's Relation to Senior Debt...................................48
SECTION 8.09.     Subordination Rights Not Impaired by Acts or Omissions
                     of the Issuer or Holders of Senior Debt..........................48
SECTION 8.10.     Noteholders Authorize Trustee To Effectuate
                     Subordination of Notes...........................................48
SECTION 8.11.     This Article Not to Prevent Events of Default.......................48
SECTION 8.12.     No Waiver of Subordination Provisions...............................48
SECTION 8.13.     Subordination Provisions Not Applicable to Money Held
                     in Trust for Noteholders; Payments May Be Paid
                     Prior to Dissolution.............................................49

                                           ARTICLE NINE

                                      DISCHARGE OF INDENTURE

SECTION 9.01.     Termination of Issuer's Obligations.................................49
SECTION 9.02.     Application of Trust Money..........................................50
SECTION 9.03.     Repayment to Issuer.................................................51
SECTION 9.04.     Reinstatement.......................................................51

                                            ARTICLE TEN

                                AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.    Without Consent of Holders..........................................51
SECTION 10.02.    With Consent of Holders.............................................52
SECTION 10.03.    Compliance with Trust Indenture Act.................................53
SECTION 10.04.    Revocation and Effect of Consents...................................53
SECTION 10.05.    Notation on or Exchange of Notes....................................54
SECTION 10.06.    Trustee To Sign Amendments, etc.....................................54

                                          ARTICLE ELEVEN

                                             GUARANTEE

                                                                                     Page
                                                                                     ----
SECTION 11.01.    Unconditional Guarantee.............................................54
SECTION 11.02.    Severability........................................................55
SECTION 11.03.    Release of a Guarantor..............................................55
SECTION 11.04.    Limitation of Guarantor's Liability.................................55
SECTION 11.05.    Contribution........................................................56
SECTION 11.06.    Execution of Guarantee..............................................56
SECTION 11.07.    Subordination of Subrogation and Other Rights.......................56

                                          ARTICLE TWELVE

                                    SUBORDINATION OF GUARANTEE

SECTION 12.01.    Guarantee Subordinated to Senior Debt of Guarantor..................56
SECTION 12.02.    No Payment on Guarantees in Certain Circumstances...................57
SECTION 12.03.    Payment Over of Proceeds upon Dissolution, etc......................58
SECTION 12.04.    Subrogation.........................................................59
SECTION 12.05.    Obligations of Guarantors Unconditional.............................59
SECTION 12.06.    Notice to Trustee...................................................59
SECTION 12.07.    Reliance on Judicial Order or Certificate of Liquidating
                     Agent............................................................60
SECTION 12.08.    Trustee's Relation to Senior Debt of Guarantors.....................60
SECTION 12.09.    Subordination Rights Not Impaired by Acts or Omissions
                     of the Guarantors or Holders of Senior Debt of Guarantors........60
SECTION 12.10.    Noteholders Authorize Trustee To Effectuate
                     Subordination of Guarantees......................................61
SECTION 12.11.    This Article Not to Prevent Events of Default.......................61
SECTION 12.12.    No Waiver of Guarantee Subordination Provisions.....................61
SECTION 12.13.    Subordination Provisions Not Applicable to Money Held
                     in Trust for Noteholders; Payments May Be Paid
                     Prior to Dissolution.............................................61

                                         ARTICLE THIRTEEN

                                           MISCELLANEOUS

SECTION 13.01.    Trust Indenture Act Controls........................................62
SECTION 13.02.    Notices.............................................................62
SECTION 13.03.    Communications by Holders with Other Holders........................63
SECTION 13.04.    Certificate and Opinion as to Conditions Precedent..................64
SECTION 13.05.    Statements Required in Certificate or Opinion.......................64
SECTION 13.06.    Rules by Trustee, Paying Agent, Registrar...........................64
SECTION 13.07.    Governing Law.......................................................64
SECTION 13.08.    No Recourse Against Others..........................................64
SECTION 13.09.    Successors..........................................................65
SECTION 13.10.    Counterpart Originals...............................................65
SECTION 13.11.    Severability........................................................65
SECTION 13.12.    No Adverse Interpretation of Other Agreements.......................65


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
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
SECTION 13.13.    Legal Holidays......................................................65

EXHIBIT A - Form of Note ............................................................A-1

--------------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

         INDENTURE dated as of [ ], 1998, among ALLIED DIGITAL, INC., a New York corporation (the "Issuer"), the Guarantors (as hereinafter defined) and IBJ SCHRODER BANK & TRUST COMPANY, as trustee (the "Trustee").

         Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer's [ ]% Senior Subordinated Notes due 2008:

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.       Definitions.

         "399" means 399 Venture Partners, Inc.

         "Acquired Indebtedness" means, with respect to any Person, Indebtedness of such Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from another Person, including Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

         "Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or such Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms 'controlling' and 'controlled' have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-Registrar.  See
Section 2.03.

         "Applicable Premium" means with respect to a Note at any date fixed for redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at [ ], 2003 (such redemption price being described in paragraph 5 of the Notes), plus (2) all remaining required interest payments due on such Note through [ ], 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Note.

         "Applicable Procedures" means with respect to any transfer or exchange of interests in a Global Note , the rules and procedures of DTC, Euroclear and Cedel that apply to such transfer or exchange.

         "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors' qualifying shares) or (ii) property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that an Asset Disposition shall not include (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of the Company (other than the Issuer) to the Issuer or to any Guarantor, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, (c) any isolated sale, transfer or other disposition that does not involve aggregate consideration in excess of $1.0 million individually, (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (e) any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with
Section 4.18 hereof, (f) any Restricted Payment permitted by Section 4.06 hereof, (g) any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn-out or no longer useful in the Company's or its Restricted Subsidiaries' business, (h) the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 hereof; provided, however, that the assets not so sold, leased, conveyed, disposed of or otherwise transferred shall be deemed an Asset Disposition or
(i) any disposition that constitutes a Change of Control.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

         "Bankruptcy Code" means Title 11, United States Code, as amended.

         "Board of Directors" with respect to any Person means the board of directors of such Person or any authorized committee of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

         "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person (including any Preferred Stock outstanding on the Issue Date).

         "Citicorp" means Citicorp, a Delaware corporation.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means Allied Digital Technologies Corp., a Delaware Corporation.

         "Consolidated Coverage Ratio" of any Person means for any period the ratio of (i) EBITDA of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period, plus (B) the annual interest expense with respect to any Indebtedness proposed to be Incurred by such Person or its Restricted Subsidiaries, minus (C) Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Indebtedness that will no longer be outstanding as a result of the Incurrence of the Indebtedness proposed to be Incurred, plus (D) the annual interest expense with respect to any other Indebtedness Incurred by such Person or its Restricted Subsidiaries since the end of such period to the extent not included in clause (ii)(A), minus (E) Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Indebtedness that no longer is outstanding as a result of the Incurrence of the Indebtedness referred to in clause (ii)(D); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation (after giving effect to any hedge in respect of such Indebtedness that will, by its terms, remain in effect until the earlier of the maturity of such Indebtedness or the date one year after the date of such determination) had been the applicable rate for the entire period; provided, further, however, that, in the event such Person or any of its Restricted Subsidiaries has made any Asset Dispositions or Acquisitions during or after such period and on or prior to the date of measurement, such computation shall be made on a pro forma basis as if the Asset Dispositions or Acquisitions had taken place on the first day of such period. Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Article 11 of Regulation S-X under the Securities Act of 1933 or any successor provision and may include reasonably ascertainable cost savings.

         "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" for any Person means for any period, without duplication, (a) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP and (b) dividend requirements of such Person and its Restricted Subsidiaries with respect to Disqualified Stock and with respect to all other Preferred Stock of Restricted Subsidiaries of such Person (in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock of such Person or such Restricted Subsidiary)) paid, declared, accrued or accumulated during such period times a fraction the numerator of which is one and the denominator of which is one minus the then effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

         "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof), (c) non-cash gains and losses due solely to fluctuations in currency values, (d) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period, (e) gains but not losses on Asset Dispositions by such Person or its Restricted Subsidiaries, (f) all gains and losses classified as extraordinary, unusual or nonrecurring in accordance with GAAP and (g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

         "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to the Issue Date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

         "Credit Agreement" means, collectively, (i) that certain Credit Agreement, dated as of [ ], between the Company and Fleet National Bank and (ii) any Refinancings thereof or any amendments, modifications or supplements thereto (including, without limitation, any amendment increasing the amount borrowed or reimbursement obligation thereunder) whether by or with the same or any other lender, creditor, or group of creditors and including related notes, guarantee agreements and other instruments and agreements executed in connection therewith.

         "Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

         "Designated Senior Debt" means (i) so long as the Credit Agreement is in effect, the Senior Debt Incurred thereunder and (ii) thereafter, any other Senior Debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25 million which has been so designated as Designated Senior Debt by the Board of Directors of the Company at the time of initial issuance in a resolution delivered to the Trustee.

         "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the Notes other than pursuant to change of control provisions similar to those applicable to the Notes, provided, however, that such provisions expressly provided that no payment can be made on such Capital Stock until any Offer to Purchase the Notes required pursuant to the provisions described under Section 4.14 hereof above shall have been consummated and paid in full).

         "DTC" means The Depository Trust Company or its successors.

         "EBITDA" of any Person means for any period the Consolidated Net Income of such Person for such period increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated

Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person prepared in accordance with GAAP for such period, plus (iv) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

         "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels Office) as operator of the Euroclear System.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated by the Commission thereunder.

         "GAAP" means generally accepted accounting principles, consistently applied, as in effect on the Issue Date in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

         "Guarantee" means the guarantee of the Notes by each Guarantor under this Indenture.

         "Guarantor" means the Company, each of its existing Restricted Subsidiaries (other than the Issuer) and each Restricted Subsidiary of the Company formed or acquired after the Issue Date, which pursuant to Section
4.19 hereof executes a supplement to this Indenture as a Guarantor.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of such Person (or is merged into or consolidates with such Person or any of its Restricted Subsidiaries), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of such Person (or being merged into or consolidated with such Person or any of its Restricted Subsidiaries), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary of such Person or merges into or consolidates with such Person or any of its Restricted Subsidiaries.

         "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of the Company, and any Preferred Stock of a Subsidiary of the Company (other than Preferred Stock of a Subsidiary of the Company issued to and held by the Company or a Restricted Subsidiary of the Company). Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such Person. Indebtedness shall not include obligations arising from agreements of the Company or a Restricted Subsidiary of the Company to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a Restricted Subsidiary of the Company.

         "Indenture" means this Indenture as amended or supplemented from time to time in accordance with its terms.

         "interest" means, with respect to the Notes, the sum of any cash interest on the Notes.

         "Interest Payment Date" has the meaning given to such term in the Notes.

         "Investment" by any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by any other Person. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Capital Stock not so sold or otherwise disposed of.

         "Issue Date" means [    ], 1998, the original issue date of the Notes.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Management Investors" means any of [    ] and other full-time members
of management of the Company who acquire stock of the Company through management stock purchase or option plans.

         "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (iii) of Section 4.05) and (v) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

         "Net Investment" means the excess of (i) the aggregate amount of all Investments in Unrestricted Subsidiaries or joint ventures made by the Company or any Restricted Subsidiary on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary) over (ii) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments; provided, however, that such payments or distributions shall not be (and have not been) included in subclause (b) of clause (3) of the first paragraph of Section 4.06; provided, further that with respect to all Investments made in any Unrestricted Subsidiary or joint venture the amounts referred to in clause (ii) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary or joint venture.

         "Notes" means, collectively, (i) the [ ]% Senior Subordinated Notes due 2008 of the Issuer issued on the Issue Date under this Indenture and (ii) one or more series of [ ]% Senior Subordinated Notes due 2008 of the Issuer that are issued under this Indenture subsequent to the Issue Date pursuant to
Section 2.02.

         "Offer To Purchase" means a written offer (the "Offer") sent by the Issuer by first class mail, postage prepaid, to each Holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Issuer shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuer's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

                  (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

                  (2) the Expiration Date and the Purchase Date;

                  (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

                  (4) the purchase price to be paid by the Issuer for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                  (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

                  (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

                  (7) that interest on any Note not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue;

                  (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                  (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

                  (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                  (11) that (a) if Notes and, in the case of an Offer to Purchase pursuant to Section 4.05, other Senior Subordinated Indebtedness in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and other Senior Subordinated Indebtedness and (b) if Notes and, in the case of an Offer to Purchase pursuant to Section 4.05, other Senior Subordinated Indebtedness in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes and other Senior Subordinated Indebtedness having an aggregate principal amount (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount) equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

                  (12) that in the case of any holder whose Note is purchased only in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

         An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the

Issuer.

         "Officers' Certificate" means a certificate, signed by two Officers (at least one of whom shall be the Chief Financial Officer or Senior Vice President-Finance of the Issuer) or by an Officer and an Assistant Treasurer or Assistant Secretary of the Issuer, complying with Sections 13.04 and 13.05.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

         "Participant" means any Person who has an account with DTC.

         "Permitted Holder" means any of (i) 399 and its Related Persons, Affiliates, and Permitted Transferees, (ii) the Management Investors and their Related Persons, Affiliates and Permitted Transferees, and (iii) with respect to the Issuer, the Company and its direct and indirect Wholly Owned Subsidiaries.

         "Permitted Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the good faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase; (ii) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated 'P-1' or better by Moody's Investors Service or 'A-1' or better by Standard & Poor's Corporation or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totalling more than $500,000,000, maturing within one year of the date of purchase; (iv) Investments representing Capital Stock or obligations issued to the Company or any of its Restricted Subsidiaries in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any of its Restricted Subsidiaries; (v) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks; (vi) any Investment in any Person; provided, however, that after giving effect to any such Investment such Person shall become a Restricted Subsidiary of the Company or such Restricted Subsidiary; (vii) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; (viii) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (ix) any interest swap or hedging obligation with an unaffiliated Person otherwise permitted by this Indenture; (x) Investments received as consideration for an Asset Disposition in compliance with Section
4.05 hereof; (xi) loans and advances to employees made in the ordinary course of business; (xii) Investments the sole consideration for which consists of Capital Stock of the Company and (xiii) Investments in businesses complementary to the businesses of the Company or any of its Restricted Subsidiaries in an amount not to exceed $5.0 million outstanding at any one time.

         "Permitted Junior Securities" means (i) Qualified Stock of the Issuer, (ii) securities of the Issuer or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of such securities to the Senior Debt of the Issuer, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law, or (iii) any securities of the Issuer provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Debt of the Issuer that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in this Indenture.

         "Permitted Transferee" means, (a) with respect to any Management Investor (i) any spouse or lineal descendant (including by adoption and stepchildren) of such Management Investor and (ii) any trust, corporation or partnership, the beneficiaries, stockholders or partners of which consist entirely of one or more Management Investors or individuals described in clause (a)(i) above and (b) with respect to 399 (i) Citicorp and any direct or indirect Wholly Owned Subsidiary of Citicorp and any officer, director or employee of 399, Citicorp or any Wholly Owned Subsidiary of Citicorp, (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (b)(i) above and (iii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (b)(i) or (ii) above.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Principal" of any Note means principal of, and premium, if any, with respect to, such Note.

         "Prospectus" means the Prospectus included in the Registration Statement on Form S-2 relating to the offer and sale of the Notes filed by the Issuer with the Commission on [ ], 1998.

         "Public Equity Offering" means an underwritten public offering of Common Stock of the Issuer or the Company pursuant to an effective registration statement filed under the Securities Act (excluding any registration statements filed on Form S-8 or any successor form); provided, however, that in the event of a Public Equity Offering by the Company, the Company contributes to the capital of the Issuer the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed, if any, pursuant to paragraph 5 of the Notes at the option of the Company.

         "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase."

         "Qualified Stock" means any Capital Stock of any Person other than Disqualified Stock.

         "Refinance" means refinance, renew, extend, replace or refund; and "Refinancing" and "Refinanced" have correlative meanings.

         "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing on the Issue Date (including without reservation, the Issuer).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

         "Senior Debt" means, with respect to any Person at any date, (i) in the case of the Company or the Guarantors, all Indebtedness under the Credit Agreement, including principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness including all charges, fees and expenses, (ii) all other Indebtedness of such Person for borrowed money, including principal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness for money borrowed is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancing thereof and (iii) all interest on any Indebtedness referred to in clauses (i) and (ii) accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder. Notwithstanding the foregoing, Senior Debt shall not include (a) Indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any other Indebtedness of such Person; provided, however, that no Indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other Indebtedness of a Person solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Notes, (c) any Indebtedness of such Person to any of their Subsidiaries, (d) any Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to the Company and (e) to the extent that it may constitute Indebtedness, any obligations in respect of any trade payable Incurred for the purchase of goods or materials, or for services, obtained, in the ordinary course of business.

         "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Issuer that specifically provides that such Indebtedness is to rank pari passu in right of payment with the Notes and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Issuer which is not Senior Debt.

         "Subordinated Indebtedness" means any Indebtedness (whether outstanding on the date hereof or hereafter Incurred) which is by its terms expressly subordinate or junior in right of payment to (i) the Notes, with respect to Indebtedness of the Issuer, and (ii) the Guarantees with respect to Indebtedness of a Guarantor.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of this Indenture, except as provided in Section 10.03.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date fixed for redemption to [ ], 2003; provided, however, that if the period from the date fixed for redemption to [ ], 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the date fixed for redemption to [ ], 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer or assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company (other than the Issuer) formed or acquired after the Issue Date that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. Any such designation by the Board of Directors will be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions. The Board of Directors of the Company may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

         "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.       Other Definitions.

         Term                                                 Defined in Section
         ----                                                 ------------------

         "Bankruptcy Law".....................................       6.01
         "Change of Control"..................................       4.14
         "Custodian"..........................................       6.01
         "Event of Default"...................................       6.01
         "Funding Guarantor"..................................       11.05
         "Global Notes".......................................       2.01
         "Guarantor Blockage Period"..........................       12.02(a)
         "Guarantor Note Payment".............................       12.02(a)
         "Guarantor Payment Blockage Notice"..................       12.02(a)
         "Note Payment".......................................       8.02(a)
         "Paying Agent".......................................       2.03
         "Payment Blockage Notice"............................       8.02(a)
         "Payment Blockage Period"............................       8.02(a)
         "Physical Notes".....................................       2.06(a)
         "Registrar"..........................................       2.03
         "Required Filing Dates"..............................       4.12
         "United States Government Obligation"................       9.01

SECTION 1.03.       Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Holder or Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Issuer or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.       Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) Section and Article references are to sections and articles of this Indenture;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01.       Form and Dating.

         The Notes will be issued in the form of one or more fully registered Global Notes (the "Global Notes") substantially in the form of Exhibit A that will be deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., DTC's nominee. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of the DTC or its nominee. The aggregate principal amount of each of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

         Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with the terms of this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by
Section 2.06.

         Upon the issuance of the Global Notes to DTC, DTC shall credit, on its internal book-entry registration and transfer system, its Participants' accounts with the respective interests owned by such Participants. Interests in the Global Notes shall be limited to Participants, including Euroclear and Cedel, and indirect Participants.

         The Participants shall not have any rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf by DTC, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on the Global Notes and for all other purposes. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         The provisions of the "Operating Procedures of the Euroclear System," "Terms and Conditions Governing Use of Euroclear," the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel, and successor provisions, shall be applicable to interests in the Global Note that are held by the Participants through Euroclear or Cedel.

         The provisions of the form of Notes contained in Exhibit A hereto are incorporated herein by reference. The Notes and the Trustee's Certificates of Authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement (including notations relating to the Guarantee) on them. If required, the Notes shall bear the appropriate legend regarding original issue discount for federal income tax purposes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture.

SECTION 2.02.       Execution and Authentication.

         Two Officers of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note , the Note shall be valid nevertheless.

         A Note shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate Notes for original issue in the aggregate principal amount of up to $200,000,000 in one or more series upon a written order signed by an Officer of the Issuer. The order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The order shall also provide instructions concerning registration, amounts for each Holder and delivery. The aggregate principal amount of Notes outstanding at any time may not exceed $200,000,000 except as provided in Section 2.07. The Notes shall be issued only in registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof.

         In the event that the Issuer shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to the first sentence of the immediately preceding paragraph, the Issuer shall use its best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes out-standing at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Issuer may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

SECTION 2.03.       Registrar and Paying Agent.

         The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Issuer may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Issuer shall notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of
Section 7.07.

         The Issuer initially appoints the Trustee as Registrar and Paying Agent. The Issuer shall give written notice to the Trustee in the event that the Issuer decides to act as Registrar. None of the Issuer, its Subsidiaries or any of their Affiliates may act as Paying Agent.

SECTION 2.04.       Paying Agent To Hold Money in Trust.

         The Issuer shall require each Paying Agent to agree in writing to hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall each notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.       Noteholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.06.       Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. Transfer of the Global Notes shall be by delivery. Global Notes will be exchanged by the Issuer for Physical Notes only (i) if DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary with respect to the Global Notes or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Issuer within 120 days, (ii) at any time if the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Notes in certificated form ("Physical Notes") or (iii) if the owner of an interest in the Global Notes requests such Physical Notes, following an Event of Default under this Indenture, in a writing delivered through DTC to the Trustee.

         Upon the occurrence of any of the events specified in the previous paragraph, Physical Notes shall be issued in such names as DTC shall instruct the Trustee in writing and the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly and direct DTC to make a corresponding reduction in its book-entry system. The Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Physical Note in the appropriate principal amount. The Trustee shall make available for delivery such Physical Notes to the Persons in whose names such Notes are so registered. Global Notes may also be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and made available for delivery in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.10, shall be authenticated and made available for delivery in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a).

         (b) Transfer and Exchange of Interests in Global Notes. The transfer and exchange of interests in Global Notes shall be effected through DTC, in accordance with this Indenture and the procedures of DTC therefor. The Trustee shall have no obligation to ascertain DTC's compliance with any such restrictions on transfer. In connection with all transfers and exchanges of interests in Global Notes (other than transfers of interests in a Global Note to Persons who take delivery thereof in the form of an interest in the same Global Note), the transferor of such interest must deliver to the Registrar
(1) instructions given in accordance with the Applicable Procedures from a Participant or an indirect Participant directing DTC to credit or cause to be credited an interest in the specified Global Note in an amount equal to the interest to be transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and (3) instructions given by the Holder of the Global Note to effect the transfer referred to in
(1) and (2) above.

         (c) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

         "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC, OR BY ANY SUCH NOMINEE OF DTC, OR BY DTC TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS RE-

         QUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         "TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE."

         (d) Cancellation and/or Adjustment of Global Notes. At such time as all interests in the Global Notes have been exchanged for Physical Notes, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any interest in a Global Note is exchanged for an interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note , by the Trustee to reflect such reduction.

         (e)  General Provisions Relating to All Transfers and Exchanges.

              (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Physical Notes upon a written order signed by an Officer of the Issuer or at the Registrar's request.

              (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.05, 4.14 and 10.05 hereof).

              (iii) All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.

              (iv) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of 15 Business Days before the day of any mailing of notice of redemption of Notes under Section 3.02 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

              (v) Prior to due presentment for the registration of a transfer of any Note , the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

              (vi) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfers of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note ) or Physical Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.       Replacement Notes.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. The Holder shall provide an indemnity bond in an amount sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced may be required by the Trustee or the Issuer. The Issuer and the Trustee each may charge such Holder for its expenses in replacing such Note .

         Every replacement Note is an additional obligation of the Issuer.

SECTION 2.08.       Outstanding Notes.

         Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note .

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the Paying Agent holds on a redemption date or Maturity Date money sufficient to pay the principal of, and interest on Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.       Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any of its Subsidiaries or any of their respective Affiliates shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

         The Trustee may require an Officers' Certificate listing securities owned by the Issuer, any of its Subsidiaries or any of their respective Affiliates.

SECTION 2.10.       Temporary Notes.

         Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11.       Cancellation.

         The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. The Issuer may not issue new Notes to replace, reissue or resell Notes which the Issuer has redeemed, paid, purchased on the open market or otherwise, or otherwise acquired or have been delivered to the Trustee for cancellation. The Trustee (subject to the record-retention requirements of the Exchange Act) may, but shall not be required to, destroy canceled Notes.

SECTION 2.12.       Defaulted Interest.

         If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01 hereof, to the persons who are Noteholders on a subsequent special record date, and such term, as used in this Section
2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest, whether or not such day is a Business Day. At least 30 days before such special record date, the Issuer shall mail to each Noteholder and to the Trustee a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13.       CUSIP or CINS Number.

         The Issuer in issuing the Notes may use a "CUSIP" or "CINS" number, and if so, such CUSIP or CINS number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the CUSIP or CINS number.

SECTION 2.14.       Payments of Interest.

         (a) The Holder of a Physical Note at the close of business on the regular record date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Physical Note subsequent to the regular record date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.12; and in the event of an exchange of a Physical Note for a beneficial interest in any Global Note subsequent to a regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.12, any payment of the interest payable on such payment date with respect to any such Physical Note shall be made to the Person in whose name such Physical Note was registered on such record date. Payments of interest on the Global Notes will be made on each Interest Payment Date to the Holder of the Global Note on the record date with respect thereto; provided, however, that, in the event of an exchange of all or a portion of a Global Note for a Physical Note subsequent to the regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.12, any payment of interest payable on such Interest Payment Date or other payment date with respect to the Physical Note shall be made to the Holder of the Global Note as of the applicable record date.

         (b) Subject to Section 4.01, interest shall be paid to DTC, with respect to any Global Note held by DTC, on the applicable Interest Payment Date in accordance with instructions received from DTC at least five Business Days before the applicable Interest Payment Date.

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.       Notices to Trustee.

         If the Issuer elects to redeem Notes pursuant to paragraph 5 of the Notes at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

         The Issuer shall give the notice provided for in this Section 3.01 at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 60 days before the redemption date, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.       Selection of Notes To Be Redeemed.

         If less than all of the Notes are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Notes to be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. The Trustee shall make the selection from the Notes then outstanding, subject to redemption and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.       Notice of Redemption.

         At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

         The notice shall identify the Notes to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the CUSIP number (subject to Section 2.13);

                  (4) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

                  (7) in the case of a redemption pursuant to paragraph 5(a) or (b) of the Notes, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note , a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

         At the Issuer's request, the Trustee shall give the notice of redemption on behalf of the Issuer, in the Issuer's name and at the Issuer's expense.

SECTION 3.04.       Effect of Notice of Redemption.

         Once a notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Notes. The Trustee shall not be required to
(i) issue, authenticate, register the transfer of or exchange any Note during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

SECTION 3.05.       Deposit of Redemption Price.

         Prior to 10:00 a.m. on the redemption date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

SECTION 3.06.       Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.       Payment of Notes.

         The Issuer shall pay the principal of and interest on the Notes in the manner provided in the Notes. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

         The Issuer shall pay interest on overdue principal at the same rate per annum borne by the Notes. The Issuer shall pay interest on overdue installments of interest at the same rate per annum borne by the Notes, to the extent lawful.

SECTION 4.02.       Maintenance of Office or Agency.

         The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

         The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuer hereby designates the principal Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with
Section 2.03.

SECTION 4.03.       Limitation on Transactions with Affiliates and Related
                    Persons.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into directly or indirectly any transaction with any of their respective Affiliates or Related Persons (other than the Company or a Restricted Subsidiary of the Company), including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, either directly or indirectly, involving aggregate consideration in excess of $5.0 million unless a majority of the disinterested directors of the Board of Directors of the Company determines, in its good faith judgment evidenced by a resolution of such Board of Directors filed with the Trustee, that the terms of such transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis between unaffiliated parties; provided, however, that if the aggregate consideration is in excess of $10.0 million the Company shall also obtain, prior to the consummation of the transaction, the favorable opinion as to the fairness of the transaction to the Company or such Restricted Subsidiary, from a financial point of view from an independent financial advisor. The provisions of this Section 4.03 shall not apply to (i) transactions permitted by Section 4.06 hereof, (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of the Company and its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Company, (iii) loans to employees in the ordinary course of business which are approved in good faith by the Board of Directors of the Company, (iv) transactions exclusively between or among the Issuer and the Guarantors or exclusively between or among such Guarantors, provided such transactions are not otherwise prohibited by this Indenture and (v) any transactions undertaken pursuant to contractual obligations or rights in existence on the Issue Date (as in effect on the Issue Date).

SECTION 4.04.       Limitation on Indebtedness.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except:

            (i) Indebtedness of the Company or any of its Restricted Subsidiaries, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Coverage Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the Incurrence of such Indebtedness, calculated on a pro forma basis in accordance with
         Article 11 of Regulation S-X under the Securities Act of 1933 or any successor provision as if such Indebtedness had been Incurred on the first day of such four full fiscal quarters, would be greater than
         1.75 to 1.00 if such proposed Incurrence is on or prior to [   ], 1999
         and greater than 2.00 to 1.00 if such proposed Incurrence is thereafter;

            (ii) Indebtedness of the Company and its Restricted Subsidiaries, Incurred under the Credit Agreement in an aggregate amount not to exceed the greater of (a) $25.0 million and (b) an amount equal to the sum of (x) 85% of the total book value of the accounts receivable of the Company and its Restricted Subsidiaries and (y) 50% of the total book value of inventory of the Company and its Restricted Subsidiaries, in each case as reflected on the Company's most recent consolidated financial statements prepared in accordance with GAAP (it being understood that the amount Incurred under the Credit Agreement may be increased as a result of the operation of clause
         (xi) below);

            (iii) Indebtedness owed by the Company to any direct or indirect Wholly Owned Subsidiary of the Company or Indebtedness owed by a direct or indirect Restricted Subsidiary of the Company to the Company or any direct or indirect Wholly Owned Subsidiary of the Company; provided, however, upon either (I) the transfer or other disposition by such direct or indirect Wholly Owned Subsidiary or the Company of any Indebtedness so permitted under this clause (iii) to a Person other than the Company or another direct or indirect Wholly Owned Subsidiary of the Company or (II) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such direct or indirect Wholly Owned Subsidiary to a Person other than the Company or another such Wholly Owned Subsidiary of the Company the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

            (iv) Indebtedness of the Company or any Restricted Subsidiary under any interest rate or other similar agreement to the extent entered into to hedge any other Indebtedness permitted to be Incurred under this Indenture (including the Notes);

            (v) Indebtedness of the Issuer under the Notes issued on the Issue Date and Indebtedness outstanding on the Issue Date;

            (vi) Indebtedness Incurred to Refinance any Indebtedness outstanding on the Issue Date, any Indebtedness Incurred under the prior clause (i) above or the Notes and the Guarantees; provided, however, that (I) such Indebtedness does not exceed the principal amount (or accreted value, if less) of the Indebtedness so Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness being Refinanced or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such Refinancing by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of such issuer reasonably Incurred in connection therewith and (II)(A) in the case of any Refinancing of Indebtedness that is pari passu with the Notes, such Refinancing Indebtedness is made pari passu with or subordinate in right of payment to the Notes, and, in the case of any Refinancing of Indebtedness that is subordinate in right of payment to the Notes, such Refinancing Indebtedness is subordinate in right of payment to the Notes on terms no less favorable to the Holders than those contained in the Indebtedness being Refinanced, (B) in either case, the Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being Refinanced and does not require redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or a Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being Refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary) which is conditioned upon a change of control of the Company or any Restricted Subsidiary pursuant to provisions substantially similar to those contained in Section 4.14 hereof and (C) any Indebtedness Incurred to Refinance any Indebtedness is Incurred by the obligor on the Indebtedness being Refinanced or by a Guarantor; provided, further, that clause (II) of the immediately preceding proviso shall not apply to any Indebtedness Incurred to Refinance term loans under the Credit Agreement outstanding on the Issuer Date or to subsequent Refinancings of any such refinancing Indebtedness;

           (vii) Indebtedness of the Guarantors, under the Guarantees Incurred in accordance with this Indenture;

           (viii) Indebtedness (including Capitalized Lease Obligations and obligations with respect to industrial revenue bonds) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed 10% of the total amount of assets of the Company and the Restricted Subsidiaries (as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP) at any time (which amount may, but need not, be Incurred in whole or in part under the Credit Agreement) provided that the principal amount of such Indebtedness does not exceed the fair market value of such property or equipment;

            (ix) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance, and obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

            (x) guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be Incurred hereunder; and

            (xi) Indebtedness of the Company or its Restricted Subsidiaries not otherwise permitted to be Incurred pursuant to clauses (i) through (x) above which, together with any other outstanding Indebtedness Incurred pursuant to this clause (xi), has an aggregate principal amount (or accreted value, as applicable) not in excess of $5.0 million at any time outstanding, which Indebtedness may be Incurred under the Credit Agreement, this Indenture or otherwise.

SECTION 4.05.       Limitation on Certain Asset Dispositions.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make one or more Asset Dispositions unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Company in good faith and evidenced by a resolution of such Board of Directors filed with the Trustee; (ii) not less than 75% of the consideration for the disposition consists of cash or readily marketable cash equivalents or the assumption of Indebtedness (other than non-recourse Indebtedness or any Subordinated Indebtedness) of the Company or such Restricted Subsidiary or other obligations relating to such assets (and release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); and (iii) all Net Available Proceeds, less any amounts invested within 360 days of such Asset Disposition in assets related to the business of the Company (including the Capital Stock of another Person (other than any Person that is a Restricted Subsidiary of the Company immediately prior to such investment); provided, however, that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Restricted Subsidiary of the Company), are applied, on or prior to the 360th day after such Asset Disposition, unless and to the extent that the Issuer shall determine to make an Offer to Purchase, to the permanent reduction and prepayment of any Senior Debt of the Issuer then outstanding (including a permanent reduction of commitments in respect thereof). Any Net Available Proceeds from any Asset Disposition which is subject to the immediately preceding sentence that are not applied as provided in the immediately preceding sentence shall be used promptly after the expiration of the 360th day after such Asset Disposition, or promptly after the Issuer shall have earlier determined to not apply any Net Available Proceeds therefrom as provided in clause (iii) of the immediately preceding sentence, to make an Offer to Purchase outstanding Notes and other Senior Subordinated Indebtedness, pro rata, at a purchase price in cash equal to 100% of their principal amount (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount) plus accrued interest to the Purchase Date. Notwithstanding the foregoing, the Issuer may defer making any Offer to Purchase outstanding Notes until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $10.0 million (at which time, the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph). Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Issuer for any other purpose (subject to the other provisions of this Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this Section 4.05 shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with Section 5.01 hereof.

         In the event that the Issuer makes an Offer to Purchase the Notes and other Senior Subordinated Indebtedness, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or any event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

SECTION 4.06.       Limitation on Restricted Payments.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly,

            (i) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), on or in respect of any class of the Capital Stock of the Company or any of its Restricted Subsidiaries or to the holders thereof, excluding any
         (x) dividends or distributions payable solely in shares of Qualified Stock of the Company or any of its Restricted Subsidiaries or in options, warrants or other rights to acquire Qualified Stock of the Company or any of its Restricted Subsidiaries, (y) in the case of any Restricted Subsidiary of the Company, dividends or distributions payable to the Company or a Restricted Subsidiary of the Company, or
         (z) in the case of any Guarantor, dividends or distributions payable to the Issuer or another Guarantor,

            (ii) purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock of the Company or any of its Restricted Subsidiaries, any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any of its Restricted Subsidiaries or any securities convertible or exchangeable into shares of Capital Stock of the Company or any of its Restricted Subsidiaries, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Restricted Subsidiary of the Company,

            (iii) make any Investment (other than a Permitted Investment) in, or make any payment on a guarantee of any obligation of, any Person, other than the Company or a direct or indirect Wholly Owned
         Subsidiary of the Company, or

            (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Subordinated Indebtedness (each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a "Restricted Payment")

         if at the time thereof:

                  (1) a Default or an Event of Default shall have occurred and be continuing, or

                  (2) upon giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of Section 4.04 hereof, or

                  (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date exceeds the sum of: (a) 50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) since the end of the fiscal quarter in which the Issue Date occurs through the last day of the fiscal quarter ending on or prior to the date of such proposed Rendered Pay-ment for which financial statements are available; plus (b) 100% of the aggregate net proceeds received after the Issue Date, including the fair market value of property other than cash (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee), from the issuance of, or equity contribution with respect to, Qualified Stock of the Company and warrants, rights or options on Qualified Stock of the Company (other than in respect of any such issuance to a Restricted Subsidiary of the Company) and the principal amount of Indebtedness of the Company or any of its Restricted Subsidiaries that has been converted into or exchanged for Qualified Stock of the Company which Indebtedness was Incurred after the Issue Date; plus (c) 100% of the aggregate after-tax net proceeds, including the fair market value of property other than cash (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee) from the sale or other disposition of any Investment constituting a Restricted Payment made after the Issue Date; provided, however, that any gain on the sale or disposition included in such after tax net proceeds shall not be included in determining Consolidated Net Income for purposes of clause (a) above; and provided, further, that amounts included in this clause
         (c) shall not exceed the Net Investment by the Company and its Restricted Subsidiaries in the asset so sold or disposed.

         The foregoing provision will not prohibit (i) any dividend on any class of Capital Stock of the Company or any of its Restricted Subsidiaries paid within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary, as the case may be, could have paid such dividend in accordance with the provisions of this Indenture, (ii) the Refinancing of any Indebtedness otherwise permitted pursuant to clause (vi) of Section 4.04 hereof, (iii) the exchange or conversion of any Indebtedness of the Company or any of its Restricted Subsidiaries for or into Qualified Stock of the Company, (iv) so long as no Default or Event of Default has occurred and is continuing, any Investment made with the proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Qualified Stock of the Company; provided, however, that the proceeds of such sale of Qualified Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph, (v) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Qualified Stock of the Company; provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph, (vi) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments of up to $5.0 million in the aggregate, (vii) payments in lieu of fractional shares in an amount not in excess of $100,000 in the aggregate and (viii) payments to holders of Capital Stock of the Company made in connection with the application of the net proceeds from the offering of the Notes as contemplated by the Prospectus. Each Restricted Payment described in clauses (i) (to the extent not already taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the preceding paragraph), (vi) and (vii) of the previous sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause
(3) of the preceding paragraph.

         For purposes of this Section 4.06, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of an Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of In-vestments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and (ii) "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation which shall, in no event, be less than zero); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

SECTION 4.07.       Corporate Existence

         Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries (including the Issuer) in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and material franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary (other than the Issuer), if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Subsidiaries with or into another Wholly Owned Subsidiary or another Person, if the surviving Person is a Wholly Owned Subsidiary organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 4.08.       Payment of Taxes and Other Claims.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.09.       Notice of Defaults.

         Within five days after becoming aware of any Default, if such Default is then continuing, the Issuer shall promptly deliver an Officers' Certificate to the Trustee specifying the details of such Default and the action which the Issuer proposes to take with respect thereto.

SECTION 4.10.       Maintenance of Properties.

         The Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Subsidiaries.

SECTION 4.11.       Compliance Certificate.

         The Company shall deliver to the Trustee within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default has occurred and whether or not the signers know of any Default by the Company or any of Subsidiaries that occurred during such fiscal year. If they do know of such a Default, the certificate shall describe all such Defaults, their status and the action the Company or any such Subsidiary is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal year ending July 31, 1999.

SECTION 4.12.       Provision of Financial Information.

         Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. Regardless of whether the Company files such reports or other documents with the Commission, the Company shall (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Notes, as their names and addresses appear in the Note Register, without cost to such Holders, and (ii) file with the Trustee, copies of such annual reports, quarterly reports and other documents, and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder of Notes.

SECTION 4.13.       Waiver of Stay, Extension or Usury Laws.

         The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Issuer from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14.       Change of Control.

         Within 30 days following the date of the consummation of a transaction resulting in a Change of Control, the Issuer will commence an Offer to Purchase all outstanding Notes at a purchase price in cash equal to 101% of their principal amount plus accrued interest, if any, to the Purchase Date. Such Offer to Purchase will be consummated not earlier than 30 days and not later than 60 days after the commencement thereof. Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be an integral multiple of $1,000 principal amount. A "Change of Control" will be deemed to have occurred in the event that (whether or not otherwise permitted by this Indenture), after the Issue Date (a) any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof, other than Permitted Holders, shall, directly or indirectly, "beneficially own" (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 40% of the voting power of the outstanding Voting Stock of the Company or the Issuer; (b) any sale, lease or other transfer (in one transaction or a series of related transactions) is made by the Company or any of its Restricted Subsidiaries of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person; (c) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Voting Stock of the Company immediately prior to such consummation shall cease to own a majority of the Voting Stock of the Company or the surviving entity if other than the Company; (d) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (e) the stockholders of the Company or the Issuer approve any plan or proposal for the liquidation or dissolution of the Company or the Issuer.

         In the event that the Issuer makes an Offer to Purchase the Notes and other Senior Subordinated Indebtedness, the Issuer shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or any event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

SECTION 4.15.       Limitation on Senior Subordinated Indebtedness.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes or the Guarantees, as the case may be, and expressly rank subordinate in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary.

SECTION 4.16.       Limitations Concerning Distributions and
                    Transfers by Restricted Subsidiaries.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company (other than the Issuer) to (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company, (ii) make loans or advances to the Company or any other Restricted Subsidiary of the Company or
(iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (a) any agreement in effect on the Issue Date as any such agreement is in effect on such date, (b) the Credit Agreement, (c) any agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary and provided such encumbrance or restriction shall not apply to any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary, (d) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or assets,

(e) an agreement effecting a Refinancing or amendment of Indebtedness Incurred pursuant to an agreement referred to in clause (a) above; provided, however, that the provisions contained in such Refinancing or amendment agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee, (f) this Indenture, (g) applicable law, (h) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary of the Company, (i) restrictions contained in Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.04 hereof; provided, however that any such restrictions are ordinary and customary with respect to the type of Indebtedness Incurred, (j) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this Section 4.16 or (k) restrictions of the type referred to in clause (iii) of this Section 4.16 contained in security agreements securing Indebtedness of a Restricted Subsidiary of the Company to the extent that such Liens were otherwise Incurred in accordance with Section
4.18 hereof and restrict the transfer of property subject to such agreements.

SECTION 4.17. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries.

         The Company shall not sell any Capital Stock of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell any of its Capital Stock or any Capital Stock of another Restricted Subsidiary, except: (i) to the Company or a Wholly Owned Subsidiary; or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary. Notwithstanding the foregoing, the Company or any Restricted Subsidiary shall be permitted to sell all the Capital Stock of a Restricted Subsidiary as long as the Company is in compliance with Section 4.05 hereof and, if applicable, Sections 4.14 and 5.01 hereof.

SECTION 4.18.       Limitation on Liens.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Lien on or with respect to any property or assets of the Company or such Restricted Subsidiary owned on the Issue Date or thereafter acquired or on the income or profits thereof, which Lien secures Indebtedness, without making, or causing any such Restricted Subsidiary to make, effective provision for securing the Notes and all other amounts due under this Indenture (and, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary, including Subordinated Indebtedness; provided, however, that Liens securing the Notes and any Indebtedness pari passu with the Notes are senior to such Liens securing such Subordinated Indebtedness) equally and ratably with such Indebtedness or, in the event such Indebtedness is subordinate in right of payment to the Notes or the Guarantees prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured.

         The foregoing restrictions shall not apply to (i) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date; (ii) Liens securing Senior Debt (including Liens securing Indebtedness outstanding under the Credit Agreement) and any guarantees thereof to the extent that the Indebtedness secured thereby is permitted to be Incurred under Section 4.04 hereof; (iii) Liens securing the Notes and the Guarantees; (iv) Liens in favor of the Company or a Guarantor; (v) Liens to secure Indebtedness (including obligations with respect to industrial revenue bonds) Incurred by the Company or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property (or any other capital expenditure financing) subject to such Liens; provided, however, that (a) the aggregate principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (c) the Indebtedness secured by such Lien is Incurred by the Company or such Restricted Subsidiary within 180 days of the acquisition, construction or improvement of such property and (d) the Incurrence of such Indebtedness is permitted by Section 4.04 hereof; (vi) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition); (vii) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); (viii) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (ix) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (x) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (xi) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expried; (xii) Liens to secure Indebtedness Incurred to Refinance, in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (i)-(xi) so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness Refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such Refinancing by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the issuer of such Indebtedness reasonably Incurred in connection with such Refinancing; (xiii) Liens in favor of the Trustee as provided for in this Indenture on money or property held or collected by the Trustee in its capacity as Trustee; and
(xiv) Liens Incurred in the ordinary course of business securing assets not having a fair market value in excess of $5.0 million.

SECTION 4.19.       Additional Guarantors.

         The Company will not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Restricted Subsidiary after the Issue Date unless, at the time such Restricted Subsidiary has either assets or stockholder's equity in excess of $25,000, such Restricted Subsidiary (a) executes and delivers to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and this Indenture on the terms set forth herein and (b) delivers to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restated Subsidiary and continues a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

                                 ARTICLE FIVE

                        MERGERS; SUCCESSOR CORPORATION

SECTION 5.01. Restriction on Mergers, Consolidations and Certain Sales of Assets.

         The Company will not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to consolidate or merge with or into any Person or sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case: (i) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the applicable Guarantor under its Guarantee and this Indenture or the Issuer on the Notes and under this Indenture, as the case may be; (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company or the Surviving Entity, as the case may be, could Incur at least $1.00 of Indebtedness pursuant to clause (i) of Section 4.04 hereof; (iv) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its such Restricted Subsidiaries as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and (v) if, as a result of any such transaction, property or assets of the Company or a Restricted Subsidiary would become subject to a Lien not excepted from Section 4.18 hereof, the Company, the Restricted Subsidiary or the Surviving Entity, as the case may be, shall have secured the Notes as required by said covenant. The provisions of this paragraph shall not apply to (a) the Recapitalization and (b) any merger of a Restricted Subsidiary of the Company (other than the Issuer) with or into the Company or a Wholly Owned Subsidiary of the Company.

SECTION 5.02.       Successor Corporation Substituted.

         Upon the execution of a supplemental indenture by the Surviving Person in form and substance satisfactory to the Trustee (as evidenced by the Trustee's execution thereof) in accordance with Section 5.01, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of and shall assume all obligations of, the Company, the Issuer or such other Subsidiary, as the case may be, under this Indenture, the Registration Rights Agreement and the Notes or the Guarantees, as the case may be, with the same effect as if such Surviving Person had been named as the Company, the Issuer or such other Subsidiary, as the case may be, herein and therein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes or the Guarantees, as the case may be.

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.       Events of Default.

                  An "Event of Default" occurs if:

                  (a) the Issuer fails to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by Article Eight or Twelve);

                  (b) the Issuer fails to pay any interest on any Note when due, continued for 30 days (whether or not prohibited by Article Eight or Twelve);

                  (c) the Issuer defaults in the payment of principal of and interest on Notes required to be purchased pursuant to an Offer to Purchase under Sections 4.05 or 4.14 hereof when due and payable (whether or not prohibited by Article Eight or Twelve);

                  (d) the Company fails to perform or comply with any of the provisions of Section 5.01;

                  (e) the Company or any Restricted Subsidiary fails to perform any other covenant or agreement of the Company or such Restricted Subsidiary under this Indenture or the Notes continued for 45 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes;

                  (f) the Company or any Restricted Subsidiary defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $5.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure to pay principal when due at the stated final maturity of any such Indebtedness;

                  (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Subsidiaries in an amount of $5.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

                  (h) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                           (1) commences a voluntary case or proceeding,

                           (2) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding,

                           (3) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property, or

                           (4) makes a general assignment for the benefit of
                  its creditors;

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (1) is for relief against the Company or any of its
                  Subsidiaries  in an involuntary case or proceeding,

                           (2) appoints a Custodian of the Company or any of
                  its Subsidiaries or for all or substantially all of its property, or

                           (3) orders the liquidation of the Company or any of
                  its Subsidiaries,

         and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

                  (j) any Guarantee, ceases to be in full force and effect or is declared null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of this Indenture and such Guarantee).

         The term "Bankruptcy Law" means Title 11, U.S. Code, as amended, or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02.       Acceleration.

         If an Event of Default (other than an Event of Default with respect to the Company or the Issuer described in clause (h) or (i) of Section 6.01) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in this Indenture. If an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Company or the Issuer occurs, the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder information as to waiver of defaults, see Article Ten hereof.

SECTION 6.03.       Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.       Waiver of Past Default.

         Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Notes, (i) the Holders of not less than a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in Section 6.01(a) or (b), a default arising from failure to effect an Offer to Purchase required under Section 4.14 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02 and (ii) the Holders of three-fourths of the aggregate principal amount of Notes affected thereby, on behalf of all Holders, may waive a default arising from failure to effect an Offer to Purchase required under Section 4.14. The Issuer shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.       Control by Majority.

         Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.
SECTION 6.06. Limitation on Suits.

         A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue a remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes (excluding Affiliates of the Issuer) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

         Section 6.06 limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal or of interest on such Note on or after the respective due dates therefor.

SECTION 6.07.       Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.       Collection Suit by Trustee.

         If an Event of Default in payment of interest or principal specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.       Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.10.       Priorities.

         If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

               First: to the Trustee for amounts due under Section 7.07;

               Second: subject to Articles Eight and Twelve, to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

               Third: to the Issuer.

         The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 6.10.

SECTION 6.11.       Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Notes on or after the respective due dates therefor.

SECTION 6.12. No Personal Liability of Directors, Officers, Employees, Incorporator and Stockholders.

         No director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.       Duties of Trustee.

         (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of a Default:

                  (1) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; provided, however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

SECTION 7.02.       Rights of Trustee.

         Subject to Section 7.01:

                  (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document whether in its original or facsimile form believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provi sions of Section 13.05. The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (f) Provided the Trustee acts in good faith, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (g) The Trustee shall not be deemed to have notice of any Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 7.03.       Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.       Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

SECTION 7.05.       Notice of Defaults.

         The Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes, give the Holders thereof notice of all uncured Defaults or Events of Default known to it; provided, however, that, except in the case of an Event of Default or a Default in payment with respect to the Notes or a Default or Event of Default in complying with
Section 5.01, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the Notes.

SECTION 7.06.       Reports by Trustee to Holders.

         If required by TIA ss. 313(a), within 60 days after each July 1 beginning with the July 1 following the date of this Indenture, the Trustee shall mail to each Noteholder a report dated as of such July 1 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b), (c) and (d).

         A copy of each such report at the time of its mailing to Noteholders shall be filed with the Commission, the Issuer and each stock exchange, if any, on which the Notes are listed in accordance with TIA ss. 313(d).

         The Issuer shall promptly notify the Trustee in writing if the Notes become listed on any securities exchange or of any delisting therefrom.

SECTION 7.07.       Compensation and Indemnity.

         The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

         The Issuer shall indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Issuer (including Section 7.07) and of defending itself against any claim (whether asserted by any Noteholder or the Issuer or any other person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to their own negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses). The Issuer shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Issuer's expense; provided, however, that the Issuer's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

         To the extent permitted by the Senior Credit Facility, to secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee or any predecessor Trustee, in their capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Issuer's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Issuer's obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

         The provisions of this Section 7.07 shall survive the termination of this Indenture.

SECTION 7.08.       Replacement of Trustee.

         The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee with the Issuer's consent. The Issuer may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

                  (3) a custodian or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.       Successor Trustee by Merger, etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.       Eligibility; Disqualification.

         This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA ss.ss. 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA ss. 310(b), the Trustee and the Issuer shall comply with the provisions of TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.       Preferential Collection of Claims Against Issuer.

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                            SUBORDINATION OF NOTES

SECTION 8.01.       Notes Subordinated to Senior Debt.

         The Issuer covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that all Notes shall be issued subject to the provisions of this Article; and each Holder of any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on, and all other obligations in respect of each and all of the Notes, shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under the Senior Debt.

SECTION 8.02.       No Payment on Notes in Certain Circumstances.

         (a) No direct or indirect payment, deposit or distribution of any kind or character, whether in cash, property or securities (including any payment made to Holders of the Notes under the terms of Indebtedness subordinated to the Notes, but excluding any payment or distribution of Permitted Junior Securities) by or on behalf of the Issuer of principal of, premium, if any, or interest on, or any other obligation in respect of, the

Notes (other than payments to Holders from funds held in trust for the benefit of Holders), whether pursuant to the terms of the Notes or upon acceleration, by way of repurchase, redemption, defeasance or otherwise (all such payments, deposits or distributions being referred to herein, individually and collectively, as a "Note Payment"), shall be made if, at the time of such Note Payment, there exists a default in the payment when due of all or any portion of the obligations under or in respect of any Designated Senior Debt, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise (and the Trustee has received written notice thereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Debt. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without the giving of any notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, and upon receipt by the Trustee of notice (a "Payment Blockage Notice") from a holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full, in cash, no Note Payment may be made by or on behalf of the Issuer on account of or with respect to the Notes, except payments to Holders from funds held in trust for the benefit of Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such Payment Blockage Notice by the Trustee and ending 179 days thereafter. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date of the Payment Blockage Notice in respect thereof was given and (y) there must be 180 days in any 365 day period during which no Payment Blockage Period is in effect. Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 365 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, whether or not within a period of 365 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

         (b) In the event that, notwithstanding the foregoing, any Note Payment shall be received by the Trustee or any Holder when such Note Payment is prohibited by Section 8.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt or any trustee, agent or other representative under any agreement or indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Debt that such prohibited Note Payment has been made, the holders of the Designated Senior Debt (or their trustee, agent or other representative) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Debt, if any, and only the amount specified in such notice to the Trustee shall be paid to or for the account of the holders of Designated Senior Debt.

SECTION 8.03.       Payment Over of Proceeds upon Dissolution, etc.

         (a) Upon any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to Senior Debt of the Issuer (including any interest accruing subsequent to an event of bankruptcy to the extent that such interest is an allowed claim enforceable against the debtor under the Bankruptcy Code) shall first be paid in full, or payment provided for, in either case in cash or cash equivalents or otherwise in a form satisfactory to the holders of Senior Debt of the Issuer, before the Holders or the Trustee on their behalf shall be entitled to receive any Note Payment. Before any Note Pay-ment may be made by, or on behalf of, the Issuer of the principal of, premium, if any, or interest on, or any other obligation in respect of, the Notes upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt of the Issuer (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any such Senior Debt may have been issued as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full, in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         (b) In the event that, notwithstanding the foregoing provision prohibiting such Note Payment, any Note Payment shall be received by the Trustee or any Holder of Notes at a time when such Note Payment is prohibited by Section 8.03(a) and before all obligations in respect of Senior Debt are paid in full in cash, such Note Payment shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective trustee, agent or other representative under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the account of the holders of such Senior Debt.

         The consolidation of the Issuer with, or the merger of the Issuer with or into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04.       Subrogation.

         Upon the payment in full in cash of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuer made on such Senior Debt until the principal of, interest on, and all other amounts in respect of the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Notes or the Trustee on their behalf shall, as between the Issuer, its creditors other than holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment by the Issuer to or on account of the Senior Debt. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 8.05.       Obligations of Issuer Unconditional.

         Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Issuer and the Holders of the Notes, the obligation of the Issuer, which is absolute and un conditional, to pay to the Holders of the Notes the principal of, interest on, and all other amounts in respect of the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Senior Debt in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

SECTION 8.06.       Notice to Trustee.

         The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at this Corporate Trust Office to that effect signed by an Officer of the Issuer, or by a holder of Senior Debt or trustee, agent or other representative therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal or interest on any Note ), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Issuer and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee, agent or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee, agent or other representative on behalf of any such holder.

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

SECTION 8.07.       Reliance on Judicial Order or Certificate of Liquidating
                    Agent.

         Upon any payment or distribution of assets or securities referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decrees made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 8.08.       Trustee's Relation to Senior Debt.

         The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt (except as provided in Sections 8.02(b) and 8.03)(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Issuer or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Debt.

         No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The revisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

SECTION 8.10.       Noteholders Authorize Trustee To Effectuate
                    Subordination of Notes.

         Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Issuer, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

SECTION 8.11.       This Article Not to Prevent Events of Default.

         The failure to make a payment on account of principal of, or interest on, or any other amount in respect of the Notes by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default under clause (a), (b) or (c) of Section 6.01.

SECTION 8.12.       No Waiver of Subordination Provisions.

         Without in any way limiting the generality of Section 8.09, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 8.13. Subordination Provisions Not Applicable to Money Held in Trust for Noteholders; Payments May Be Paid
                    Prior to Dissolution.

         All cash and investments deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

         Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Section 8.02, from making payments of principal of, or interest on, the Notes, or from depositing with the Trustee any such payments or from effecting a termination of the Issuer's obligations under the Notes and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable and the Trustee shall have received the written notice provided for in Section 8.02(b) or in Section 1.06. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer.

                                 ARTICLE NINE

                            DISCHARGE OF INDENTURE

SECTION 9.01.       Termination of Issuer's Obligations.

         (a) Discharge. Subject to the provisions of Article Eight, the Issuer may terminate its substantive obligations in respect of the Notes and the substantive obligations of the Guarantors in respect of the Guarantees by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by the Issuer on account of principal of and interest on all Notes or otherwise.

         (b) Covenant Defeasance. In addition to the provisions of Section 9.01(a), the Issuer may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(h) or (i), any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Debt would result therefrom, terminate its substantive obligations in respect of the Notes and the substantive obligations of the Guarantors in respect of the Guarantees (except for the Issuer's obligation to pay the principal of (and premium, if any, on) and the interest on the Notes and such Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or direct non-callable obligations of the United States of America for the payment of which its full faith and credit is pledged ("United States Government Obligations") sufficient (without reinvestment) to pay all remaining indebtedness on the Notes to maturity or to redemption, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such de-posit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Issuer's exercise of its option under this paragraph will not result in the Issuer, the Trustee or the trust created by the Issuer's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Issuer Act of 1940, as amended, and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that there has been compliance with all conditions precedent provided for herein.

         (c) Legal Defeasance. In addition to the provisions of Section 9.01(a) and (b), the Issuer may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(h) or (i), any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Debt would result therefrom, terminate all of its substantive obligations in respect of the Notes and all of the substantive obligations of the Guarantors in respect of the Guarantees (including the Issuer's obligation to pay the principal of (and premium, if any, on) and interest on the Notes and such Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Notes to maturity or to redemption, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of this Indenture, to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Issuer's exercise of its option under this paragraph will not result in the Issuer, the Trustee or the trust created by the Issuer's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Issuer Act of 1940, as amended, and
(iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that there has been compliance with all conditions precedent provided for herein.

         (d) Notwithstanding the foregoing paragraphs 9.01(b) and (c) above, the Issuer's obligations contained in Sections 2.03, 2.05, 2.06, 2.07, 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Notes are no longer outstanding. In addition, notwithstanding the foregoing paragraph 9.01(b), in that instance the Issuer's obligations contained in Section 4.01 shall also survive until the Notes are no longer outstanding. Thereafter the Issuer's obligations in Section 7.07, 9.03 and 9.04 shall survive. The Issuer may make an irrevocable deposit pursuant to this Section 9.01 only if at such time it is not prohibited from doing so under the subordination provisions of this Indenture and the Issuer has delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect. After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request of the Issuer shall acknowledge in writing the discharge of the Issuer's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture other than those surviving obligations specified in this paragraph (d).

SECTION 9.02.       Application of Trust Money.

         The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Notes. The Issuer shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to Section 9.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 9.03.       Repayment to Issuer.

         Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Issuer upon receipt by the Trustee of the Issuer's written request accompanied by an Officers' Certificate any excess money held by it at any time. The Trustee shall pay to the Issuer upon such request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Issuer cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Issuer. After payment to the Issuer, Noteholders entitled to money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.04.       Reinstatement.

         If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with
Section 9.01; provided, however, that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee.

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.      Without Consent of Holders.

         The Issuer and the Guarantors when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

             (i) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

            (ii) to effect the assumption by a successor Person of all obligations of the Issuer under the Notes and this Indenture in connection with any transaction complying with Article Five of this Indenture;

           (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (iv) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

             (v) to make any change that would provide any additional benefit or rights to the Holders;

            (vi) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

           (vii) to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guarantee;

          (viii) to add to the covenants of the Issuer or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer or any Guarantor;

            (ix) to secure the Notes pursuant to the requirements of Section
         4.17 or otherwise; or

             (x) to reflect the release of a Guarantor from its obligations with respect to its Guarantee in accordance with the provisions of
         Section 11.03 and to add a Guarantor pursuant to the requirements of
         Section 4.18;

provided, however, that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate each stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.      With Consent of Holders.

         The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not:

                  (1) change the Stated Maturity of the principal of any Note;

                  (2) alter the optional redemption or repurchase provisions of any Note or this Indenture in a manner adverse to the holders of the Notes;

                  (3) reduce the principal amount of (or premium on) any Note;

                  (4) reduce the rate of or extend the time for payment of interest on any Note ;

                  (5) change the place or currency of payment of the principal of (or premium on) or interest on any Note ;

                  (6) modify any provisions of this Indenture relating to the waiver of past defaults (other than to add sections of this Indenture subject thereto) or the right of the Holders to institute suit for the enforcement of any payment on or with respect to any Note or the Guarantees, or the modification and amendment of this Indenture and the Notes (other than to add sections of this Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder affected);

                  (7) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any Default;

                  (8) waive a default in the payment of principal of, interest on, or redemption payment with respect to, any Note (except a rescission of acceleration of the Notes by the Holders as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

                  (9) modify the ranking or priority of the Notes or the Guarantee, if any, or modify the definition of Senior Debt or Designated Senior Debt or amend or modify the subordination provisions of this Indenture in any manner adverse to the Holders;

                  (10) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture; or

                  (11) modify any of the provisions (including the definitions relating thereto) relating to any Offer to Purchase required under Sections 4.05 or 4.14 in a manner materially adverse to the Holders of Notes with respect to any Asset Disposition that has been consummated or Change of Control that has occurred.

         The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Issuer with certain restrictive provisions of this Indenture. Subject to certain rights of the Trustee, as provided in this Indenture, the Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive any past default under this Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

         It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 10.03.      Compliance with Trust Indenture Act.

         Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 10.04.      Revocation and Effect of Consents.

         Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note , even if notation of the consent is not made on any Note . Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, sup-plement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in the second sentence of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note .

SECTION 10.05.      Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note , the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.      Trustee To Sign Amendments, etc.

         The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten, provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                ARTICLE ELEVEN

                                   GUARANTEE

SECTION 11.01.      Unconditional Guarantee.

         Each Guarantor who becomes a party to this Indenture hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in
Section 11.04. Each such Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each such Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by the Issuer or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02.      Severability.

         In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.      Release of a Guarantor.

         If the Notes are defeased in accordance with Section 9.01(c), or if all or substantially all of the assets of a Guarantor or all of the Capital Stock of a Guarantor is sold (including by issuance or otherwise) by the Issuer or any of its Subsidiaries in a transaction constituting an Asset Disposition (or which, but for the provisions of clause (c) of the definition of such term, would constitute an Asset Disposition), and, if required by this Indenture, (x) the Net Available Proceeds from such Asset Disposition are used in accordance with Section 4.05 or (y) the Issuer delivers to the Trustee an Officers' Certificate covenanting that the Net Available Proceeds from such Asset Disposition will be used in accordance with Section 4.05 and within the time limits specified by such Section 4.05, then such Guarantor shall be released and discharged from all obligations under this Article Eleven upon such use in the case of clause (x) or upon such delivery in the case of clause
(y). The Trustee shall, at the sole cost and expense of the Issuer and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuer accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes and the other obligations of the Issuer hereunder as provided in this Article Eleven.

SECTION 11.04.      Limitation of Guarantor's Liability.

         Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other

Guarantor under its Guarantee or pursuant to Section 11.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.05.      Contribution.

         In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee.

SECTION 11.06.      Execution of Guarantee.

         To further evidence their Guarantee to the Holders, each current Guarantor and any Guarantor required to Guarantee the Notes pursuant to
Section 4.18 shall execute the endorsement of Guarantee in substantially the form set forth in Exhibit A hereto, which endorsement shall be delivered to each Holder to be attached to each Note . Each such Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signature upon the Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 11.07.      Subordination of Subrogation and Other Rights.

         Each Guarantor hereby agrees that any claim against the Issuer that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

                                ARTICLE TWELVE

                          SUBORDINATION OF GUARANTEE

SECTION 12.01.      Guarantee Subordinated to Senior Debt of Guarantor.

         Each Guarantor covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that the Guarantees shall be issued subject to the provisions of this Article; and each Holder of any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on, and all other obligations in respect of each and all of the Notes pursuant to the Guarantee, shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under the Senior Debt of such Guarantor.

SECTION 12.02.      No Payment on Guarantees in Certain Circumstances.

         (a) No direct or indirect payment, deposit or distribution of any kind or character, whether in cash, property or securities (including any payment made to Holders of the Notes under the terms of Indebtedness subordinated to the Notes, but excluding any payment or distribution of Permitted Junior Securities) by or on behalf of any Guarantor of principal of, premium, if any, or interest on, or any other obligation in respect of, the Notes pursuant to such Guarantor's Guarantee (other than payments to Holders from funds held in trust for the benefit of Holders), whether pursuant to the terms of the Notes or upon acceleration, by way of repurchase, redemption, defeasance or otherwise (all such payments, deposits or distributions being referred to herein, individually and collectively, as a "Guarantor Note Payment"), shall be made if, at the time of such Guarantor Note Payment, there exists a default in the payment when due of all or any portion of the obligations under or in respect of any Designated Senior Debt of such Guarantor, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise (and the Trustee has received written notice thereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Debt. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without the giving of any notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, and upon receipt by the Trustee of notice (a "Guarantor Payment Blockage Notice") from a holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full, in cash, no Guarantor Note Payment may be made by or on behalf of such Guarantor on account of or with respect to the Notes, except payments to Holders from funds held in trust for the benefit of Holders, during a period (a "Guarantor Blockage Period") commencing on the date of receipt of such Guarantor Payment Blockage Notice by the Trustee and ending 179 days thereafter. Notwithstanding anything herein to the contrary, (x) in no event will a Guarantor Payment Blockage Period extend beyond 179 days from the date of the Guarantor Payment Blockage Notice in respect thereof was given and (y) there must be 180 days in any 365 day period during which no Guarantor Payment Blockage Period is in effect. Not more than one Guarantor Payment Blockage Period may be commenced with respect to the Notes during any period of 365 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, whether or not within a period of 365 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

         (b) In the event that, notwithstanding the foregoing, any Guarantor Note Payment shall be received by the Trustee or any Holder when such Guarantor Note Payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Designated Senior Debt or any trustee, agent or other representative under any agreement or indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Senior Debt that such prohibited Guarantor Note Payment has been made, the holders of such Designated Senior Debt (or their trustee, agent or other representative) notify the Trustee in writing of the amounts then due and owing on such Designated Senior Debt, if any, and only the amount specified in such notice to the Trustee shall be paid to or for the account of the holders of such Designated Senior Debt.

SECTION 12.03.      Payment Over of Proceeds upon Dissolution, etc.

         (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to Senior Debt of such Guarantor (including any interest accruing subsequent to an event of bankruptcy to the extent that such interest is an allowed claim enforceable against the debtor under the Bankruptcy Code) shall first be paid in full, or payment provided for, in either case in cash or cash equivalents or otherwise in a form satisfactory to the holders of Senior Debt of such Guarantor, before the Holders or the Trustee on their behalf shall be entitled to receive any Guarantor Note Payment. Before any Guarantor Note Payment may be made by, or on behalf of, such Guarantor of the principal of, premium, if any, or interest on, or any other obligation in respect of, the Notes pursuant to such Guarantor's Guarantee upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any such Senior Debt may have been issued as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full, in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         (b) In the event that, notwithstanding the foregoing provision prohibiting such Guarantor Note Payment shall be received by the Trustee or any Holder of Notes at a time when such Guarantor Note Payment is prohibited by Section 12.03(a) and before all obligations in respect of the Senior Debt are paid in full in cash, such Guarantor Note Payment shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of such Senior Debt held by such holders) or their respective trustee, agent or other representative under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the account of the holders of such Senior Debt.

         The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five or Section 11.03 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five or such Guarantor or successor entity shall be released from the Guarantee pursuant to the terms of Section 11.03.

SECTION 12.04.      Subrogation.

         Upon the payment in full in cash of all Senior Debt of a Guarantor, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor made on such Senior Debt until the principal of, interest on, and all other amounts in respect of the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of such Senior Debt by Holders of the Notes or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of such Senior Debt. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt of the Guarantors, on the other hand.

SECTION 12.05.      Obligations of Guarantors Unconditional.

         Nothing contained in this Article or elsewhere in this Indenture or in the Notes or the Guarantee is intended to or shall impair, as among the Guarantors and the Holders of the Notes, the obligation of each Guarantee, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, interest on, and all other amounts in respect of the Notes as and when the same shall become due and payable in accordance with the terms of the Guarantee, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Guarantor other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Senior Debt in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

SECTION 12.06.      Notice to Trustee.

         The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer or a Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt of a Guarantor or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at this Corporate Trust Office to that effect signed by an Officer of the Issuer, or by a holder of Senior Debt or trustee, agent or other representative therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal or interest on any Note ), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Senior Debt of a Guarantor to recover payments as contemplated by Section 12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of a Guarantor (or a trustee, agent or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee, agent or other representative on behalf of any such holder.

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

SECTION 12.07.      Reliance on Judicial Order or Certificate of Liquidating
                    Agent.

         Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decrees made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 12.08.      Trustee's Relation to Senior Debt of Guarantors.

         The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Debt of Guarantors, which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of such Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

         With respect to the holders of a Guarantor's Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of Guarantors (except as provided in Sections 12.02(b) and 12.03)(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Issuer or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 12.09. Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Senior Debt of Guarantors.

         No right of any present or future holders of any Senior Debt of Guarantors to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The revisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of Guarantors.

SECTION 12.10.      Noteholders Authorize Trustee To Effectuate
                    Subordination of Guarantees.

         Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

SECTION 12.11.      This Article Not to Prevent Events of Default.

         The failure to make a payment on account of principal of, or interest on, or any other amount in respect of the Notes by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default under clause (a), (b) or (c) of Section 6.01.

SECTION 12.12.      No Waiver of Guarantee Subordination Provisions.

         Without in any way limiting the generality of Section 12.09, the holders of Senior Debt of Guarantors may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt of Guarantors, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of, or renew or alter, Senior Debt of Guarantors or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (c) release any Person liable in any manner for the collection of such Senior Debt; and (d) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 12.13. Subordination Provisions Not Applicable to Money Held in Trust for Noteholders; Payments May Be Paid
                    Prior to Dissolution.

         All cash and investments deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

         Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in
Section 12.02, from making payments of principal of, or interest on, the Notes, or from depositing with the Trustee any such payments or from effecting a termination of such Guarantor's obligations under the Guarantee and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable and the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section 12.06.

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.      Trust Indenture Act Controls.

         This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

         The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02.      Notices.

         Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile, by overnight courier, or mailed by first-class mail addressed as follows:

         if to the Issuer or the Guarantors:

                           Allied Digital Technologies Corp.
                           140 Fell Court
                           Hauppauge, NY  11788

                           Attention:  Vice President of Finance

                           Facsimile:  (516) 232-5370
                           Telephone:  (516) 232-2323

         with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY  10178

                           Attention:  Philip H. Werner, Esq.

                           Facsimile:  (212) 309-6273
                           Telephone:  (212) 309-6000

                                      and

                           Warshaw Burstein Cohen
                             Schlesinger & Kuh, LLP
                           555 Fifth Avenue
                           New York, NY  10017

                           Attention:  Stanley Schlesinger, Esq.

                           Facsimile:  (212) 972-9150
                           Telephone:  (212) 984-7700

         if to the Trustee:

                           IBJ Schroder Bank & Trust Company
                           [Address]

                           Attention:  Corporate Trust  Administration

                           Facsimile:  [            ]
                           Telephone:  [            ]

         The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when telephonic acknowledgment of receipt is obtained, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier promising next Business Day delivery.

         Any notice or communication to a Holder shall be mailed, by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery, including any notice delivered in connection with TIA ss.ss. 310(b), 313(c), 314(a) and 315(b), to him at his address as set forth on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA ss. 313(c).

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.      Communications by Holders with Other Holders.

         Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

SECTION 13.04.      Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

                  (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

                  (3) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA ss. 314(c).

SECTION 13.05.      Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.      Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.      Governing Law.

         The laws of the State of New York shall govern this Indenture, the Notes and the Guarantee without regard to principles of conflicts of law.

SECTION 13.08.      No Recourse Against Others.

         No director, officer, employee or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture, the Guar-antees or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.09.      Successors.

         All agreements of the Issuer in this Indenture and the Notes shall bind its successor. All agreements of each Guarantor in this Indenture and the Guarantee of such Guarantor shall bind its successor.

All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10.      Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11.      Severability.

         In case any provision in this Indenture, in the Notes or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12.      No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13.      Legal Holidays.

         If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                                  SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                         ALLIED DIGITAL, INC.

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                         ALLIED DIGITAL TECHNOLOGIES CORP.

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                         HMG DIGITAL TECHNOLOGIES CORP.

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                         HRM HOLDINGS CORP.

                                         By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                         IBJ SCHRODER BANK & TRUST COMPANY
                                           as Trustee

                                         By:
                                            --------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT A

                             ALLIED DIGITAL, INC.

CUSIP No.

No.                                                         $

                    [     ]% SENIOR SUBORDINATED NOTE DUE 2008

         ALLIED DIGITAL, INC. promises to pay to CEDE & CO. or registered
assigns the principal sum of Dollars on [         ], 2008.

Interest Payment Dates:  [      ] and [     ], beginning [      ], 1999.

Record Dates:  [      ] and [      ], beginning [      ], 1999.

         IN WITNESS WHEREOF, ALLIED DIGITAL, INC., has caused this instrument to be executed by duly authorized officers.

                                         ALLIED DIGITAL, INC.

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

Dated:                                   By:
                                            ----------------------------------
                                            Name:
                                            Title:

Certificate of Authentication:

         This is one of the [    ]% Senior Subordinated Notes due 2008 referred
to in the within-mentioned Indenture.

IBJ SCHRODER BANK & TRUST COMPANY
  as Trustee

By                                                          Date:
   ------------------------------------
    Authorized Signatory

                             (REVERSE OF SECURITY)

                             ALLIED DIGITAL, INC.

                    [   ]% Senior Subordinated Note due 2008

         1.       Interest.

         Allied Digital, Inc., a New York corporation (the "Issuer"), promises to pay interest at the rate of [ ]% per annum on the principal amount of this Note semiannually commencing on [ ], 1999, until the principal hereof is paid or made available for payment. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including [ ], 1998, through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2.       Method of Payment.

         The interest payable on the Notes, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note is registered at the close of business on the regular record date, which shall be the [ ] or [ ] (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Issuer, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Note will be made at the agency of the Issuer maintained for that purpose in New York, New York and at any other office or agency maintained by the Issuer for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note register.

         3.       Paying Agent and Registrar.

         Initially, IBJ Schroder Bank & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Notes. Allied Digital Technologies Corp. (the "Company") or any of its Subsidiaries may act as Registrar or co-Registrar but may not act as Paying Agent.

         4.       Indenture.

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [ ]% Senior Subordinated Notes due 2008 (the "Notes"), limited in aggregate principal amount to $200,000,000 (except for Notes issued in substitution for destroyed, lost or stolen Notes) issuable under an indenture dated as of [ ], 1998 (the "Indenture"), between the Issuer, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Act for a statement of them.

Each Noteholder, by accepting a Note , agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time. Payment on each Note is guaranteed on a senior subordinated basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

         The Notes are subordinated in right of payment to all Senior Debt of the Issuer to the extent and in the manner provided in the Indenture. Each Holder of a Note , by accepting a Note , agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

         Capitalized terms contained in this Note to the extent not defined herein shall have the meanings assigned to them in the Indenture.

         5.       Optional Redemption.

                  (a) The Notes will be subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after [ ], 2003 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of principal amount), plus accrued interest to but excluding the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on an interest payment date that occurs on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning [ ] of the years indicated:

                    Year                                      Percentage
                    ----                                      ----------
                    2003                                          %
                    2004                                          %
                    2005                                          %
                    2006 and thereafter                          100%

                  (b) Prior to, 2001, the Issuer may redeem up to 35% of the principal amount of the Notes with the net cash proceeds received by the Company from one or more Public Equity Offerings at a redemption price (expressed as a percentage of the principal amount) of % of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for redemption; provided, however, that at least $65 million in aggregate principal amount of the Notes remains outstanding immediately after any such redemption (excluding any Notes owned by the Issuer or any of its Affiliates). Notice of redemption pursuant to this paragraph must be mailed to Holders of Notes not later than 60 days following the consummation of the relevant Public Equity Offering.

                  (c) In addition, notwithstanding the optional redemption provisions described above, at any time on or prior to [ ], 2003, the Notes may also be redeemed as a whole at the option of the Issuer upon the occurrence of a Change of Control (but in no event more than 60 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount, plus the Applicable Premium as of, and accrued but unpaid interest, if any, to the date fixed for redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of redemption pursuant to this paragraph must be mailed to Holders of Notes at least 30 days and not more than 60 days prior to the date fixed for redemption.

                  (d) Selection of Notes for any partial redemption shall be made by the Trustee, in accordance with the rules of any national securities exchange on which the Notes may be listed or, if the Notes are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of re-demption will be mailed before the date fixed for redemption to each Holder of Notes to be redeemed at his or her registered address. On and after the date fixed for redemption, interest will cease to accrue on Notes or portions thereof called for redemption.

         The Notes will not have the benefit of any sinking fund.

         6.       Offer to Purchase upon Occurrence
                  of a Change of Control.

         Within 30 days following a Change of Control, the Issuer will be required to make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest thereon.

         7.       Notice of Redemption.

         Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Notes or portion of them called for redemption.

         8.       Denominations; Transfer; Exchange.

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption.

         9.       Persons Deemed Owners.

         The registered Holder of a Note may be treated as the owner of it for all purposes.

         10.      Unclaimed Funds.

         If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Issuer at its request. After such repayment Holders of Notes entitled to such funds must look to the Issuer for payment unless an abandoned property law designates another person.

         11.      Discharge Prior to Redemption or Maturity.

         The Indenture will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

         12.      Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights of any Holder of Notes.

         13.      Restrictive Covenants.

         The Indenture restricts, among other things, the ability of the Company or any Restricted Subsidiary to permit any Liens to be imposed on their assets, to make certain Restricted Payments and Investments, limits the Indebtedness which the Company or any Restricted Subsidiary may incur and limits the terms on which the Company or any Restricted Subsidiary may engage in certain Asset Dispositions. The Issuer is also obligated under certain circumstances to make an offer to purchase Notes with the net cash proceeds of certain Asset Dispositions. The Company and the Issuer must report quarterly to the Trustee on compliance with the covenants in the Indenture.

         14.      Successor Corporation.

         Pursuant to the Indenture, the ability of the Company or a Restricted Subsidiary to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

         15.      Defaults and Remedies.

         If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

         16.      Trustee Dealings with Issuer.

         The Trustee in its individual or any other capacity, may become the owner or pledgee of Notes and make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

         17.      No Recourse Against Others.

         No director, officer, employee or stockholder, as such, of the Company or any of its Subsidiaries shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         18.      Authentication.

         This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note .

         19.      Abbreviations.

         Customary abbreviations may be used in the name of Noteholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         20.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         21.      Governing Law.

         The laws of the State of New York shall govern the Indenture and this Note and the Guarantee without regard to principles of conflicts of law.

         The Issuer will furnish to any Holder of record of Notes upon written request and without charge a copy of the Indenture.

               [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                         SENIOR SUBORDINATED GUARANTEE

         The Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed) hereby, jointly and severally, unconditionally guarantee on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

         The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt of such Guarantor, to the extent and in the manner provided, in Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

         The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

                                       ALLIED DIGITAL TECHNOLOGIES CORP.
                                       HMG DIGITAL TECHNOLOGIES CORP.
                                       HRM HOLDING CORP.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                ASSIGNMENT FORM

         If you the Holder want to assign this Note , fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________________________, agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:                               Signed:
      -------------------                   ----------------------------------
                                            (Sign exactly as name appears on
                                             the other side of this Note )

Signature Guarantee:
                    ----------------------------------------------------------

                              SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Notes Exchange Act of 1934, as amended.

                      OPTION OF HOLDER TO ELECT PURCHASE

If you the Holder want to elect to have this Note purchased by the Issuer, check the box:

If you want to elect to have only part of this Note purchased by the Issuer, state the amount: $

Dated:                          Your signature:
      -----------------                        -------------------------------
                                              (Sign exactly as name appears on
                                               the other side of this Note )

Signature Guarantee:
                    ----------------------------------------------------------

                              SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Notes Exchange Act of 1934, as amended.